UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2021

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, Verastem, Inc. (the “Company”) announced the following changes to the Company’s board of directors (the “Board”).

On October 21, 2021, Gina Consylman resigned from the Board and its audit committee, effective November 15, 2021.

On October 22, 2021, the Board unanimously voted to elect Ms. Michelle Robertson as a Class III director of the Company and to serve on the audit committee of the Board as chairperson, effective November 15, 2021. In connection with her appointment as a director, on November 15, 2021, Ms. Robertson will receive a stock option grant of 63,493 shares of the Company’s common stock. Upon joining the Board, Ms. Robertson will be eligible to receive certain annual cash retainer fees and an annual stock option grant under the Company’s director compensation policy. Ms. Robertson will also enter into a customary indemnification agreement with the Company.

A press release announcing Ms. Robertson’s appointment and other matters is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on October 26, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: October 26, 2021	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer